Exhibit (16)(h)

MERIDIAN FUND, INC

POWER OF ATTORNEY

The undersigned, the Vice President, Secretary, and Chief Compliance Officer of Meridian Fund, Inc., hereby constitutes, appoints, and authorizes each of David Corkins and Derek Mullins or any of them, as attorney-in-fact, to sign, execute and deliver on his behalf, individually and in his capacity as an officer, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganization of the Jordan Opportunity Fund, a series of Professionally Managed Portfolios, with and into the Meridian Equity Income Fund, a series of the Meridian Fund, Inc., and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney shall be revocable with respect to the undersigned at any time by a writing signed by the undersigned and shall terminate automatically with respect to the Registrant if the undersigned ceases to be an officer of the Registrant.

Dated: March 4, 2015

Signature

/s/ Rick Grove
Rick Grove, Vice President, Secretary, and Chief Compliance Officer